                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints Robert
G. Zack and Katherine P. Feld his true and lawful attorneys-in-fact and agents, and each of them, with full power of substitution and resubstitution, for him in his capacity as an Officer and Trustee/Director of Centennial America Fund, L.P.,
Centennial California Tax Exempt Trust, Centennial Government Trust, Centennial
Money Market Trust, Centennial New York Tax Exempt Trust, Centennial Tax Exempt
Trust, Oppenheimer Capital Income Fund, Oppenheimer Cash Reserves, Oppenheimer
Champion Income Fund, Oppenheimer High Yield Fund, Oppenheimer Integrity Funds,
Oppenheimer International Bond Fund, Oppenheimer Limited-Term Government Fund,
Oppenheimer Main Street Funds, Inc., Oppenheimer Main Street Opportunity Fund,
Oppenheimer Main Street Small Cap Fund, Oppenheimer Municipal Fund, Panorama Series
Fund, Inc., Oppenheimer Principal Protected Trust, Oppenheimer Principal Protected
Trust II, Oppenheimer Real Asset Fund, Oppenheimer Strategic Income Fund,
Oppenheimer Equity Fund, Inc., and Oppenheimer Variable Account Funds, (the "Funds")
to sign on his behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of
1933, the Investment Company Act of 1940 and any amendments and supplements thereto, and other documents in connection thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated:  October 27, 2003

/s/ Richard F. Grabish
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Richard F. Grabish